As filed with the Securities and Exchange Commission on
                               June 26, 1997

                   Registration No.  33-39215


                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549



                      POST EFFECTIVE AMENDMENT NO. 4
                                    TO
                                 FORM S-8

                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933




                   CIRCUS CIRCUS ENTERPRISES, INC.
            (Exact name of issuer as specified in its charter)

      NEVADA                                  88-0121916
(State or other jurisdiction of    (I.R.S. Employer incorporation
or organization)                   Identification No.)

2880 LAS VEGAS BOULEVARD SOUTH, LAS VEGAS, NEVADA  89109
(Address of Principal Executive Offices)        (Zip Code)

   CIRCUS CIRCUS ENTERPRISES, INC.  1989 STOCK OPTION PLAN
                         (Full Title of the Plan)


             YVETTE E. LANDAU, 2880 LAS VEGAS BOULEVARD SOUTH
                     LAS VEGAS, NEVADA 89109
                  (Name and address of agent for service)


                          (702) 734-0410
(Telephone number, including area code, of agent for service)


                      CIRCUS CIRCUS ENTERPRISES, INC.

                           CROSS REFERENCE SHEET

Pursuant to Rule 404 and Item 501 of Regulations S-K

     Form S-8 Item No.             Heading in Prospectus




     1.   Plan Information

          (a)  General Plan
               Information


                                       Cover Page; Description of
                                       the Plan - General and -
                                       Purpose; Administration


          (b)  Securities to
               be Offered
                                       Cover Page; Description of
                                       the Plan - General


          (c)  Employees Who
               May
               Participate in
               the Plan
                                       Description of the Plan -
                                       General - Purpose and -
                                       Eligibility


          (d)  Purchase of
               Securities
               Pursuant to
               the Plan and
               Payments for
               Securities
               Offered
                                       Description of the Plan -
                                       Purchase of Stock Pursuant to
                                       the Plan, - Limitations and
                                       Termination of Options


          (e)  Resale
               Restrictions
                                       Restrictions on Resale


          (f)  Tax Effects of
               Plan
               Participation
                                       Federal Income Tax
                                       Consequences


          (g)  Investment of
               Funds
                                       Not Applicable


          (h)  Withdrawal
               from the Plan;
               Assignment of
               Interest
                                      Description of the Plan -
                                      Transferability and -
                                      Termination of Options


          (i)  Forfeitures
               and Penalties
                                      Description of the Plan -
                                      Termination of Options


          (j)  Charges and
               Deductions and
               Liens Therefor
                                      Description of the Plan -
                                      Termination of Options


2.   Registrant Information
     and Employee Plan Annual
     Information
                                      Reports of the Company;
                                      Incorporation of Certain
                                      Documents by Reference


                                                  PROSPECTUS

                      CIRCUS CIRCUS ENTERPRISES, INC.

                             1,500,000 Shares

                     Common Stock, $.01-2/3 Par Value

              Offered Pursuant to the 1989 Stock Option Plan

The shares covered by this Prospectus are being offered by Circus Circus Enterprises, Inc. (the Company ) pursuant to the
Company s 1989 Stock Option Plan, as amended (the Plan ), which provides for the granting of stock options covering up to 1,500,000 shares of the Company s Common Stock, $.01-2/3 par value ( Common Stock ), subject to adjustment in the event of any charges in the Common Stock resulting from stock dividends, stock splits and similar changes.



     The Common Stock of the Company is listed on the New York
Stock Exchange and the Pacific Stock Exchange. On June 24, 1997, the last reported sale price of the Common Stock on the New York
Stock Exchange Composite Tape was $25.69 per share.



     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



     NEITHER THE NEVADA GAMING COMMISSION, THE NEVADA STATE GAMING CONTROL BOARD, THE MISSISSIPPI GAMING COMMISSION NOR ANY OTHER GAMING REGULATORY AUTHORITY HAS PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS OR THE INVESTMENT MERITS OF THE SECURITIES OFFERED HEREBY. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.



               The date of this Prospectus is June 26, 1997.

                          ADDITIONAL INFORMATION

     The Company has filed a Registration Statement with the Securities and Exchange Commission (the Commission ) under the Securities Act of 1933, as amended, with respect to the shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, including the financial schedules and exhibits filed or incorporated by reference as a part thereof. Items of information omitted from this Prospectus but contained in the Registration Statement may be inspected and copies may be obtained (at a prescribed rate) at the Commission s Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied (at prescribed rates) at the Public Reference Section offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission s regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. In addition, the Common Stock is listed on the New York Stock Exchange and similar information concerning the Company can be inspected and copied at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     No person is authorized to give any information or to make any representations not contained in this Prospectus in connection with the offer described herein, and any information or representation not contained herein must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell these securities in any state to any person to whom it is unlawful to make such offer in such state. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein is correct as of any time subsequent to its date.

     The Company will provide, without charge, to each person to whom this Prospectus is delivered, a copy of the Company s annual report to stockholders for its last fiscal year together with a copy of any document or part thereof incorporated by reference in this Prospectus but not delivered herewith (not including exhibits to such information, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates) upon the written or oral request of such person. Requests should be directed to Yvette E. Landau, Secretary of the Company, 2880 Las Vegas Boulevard South, Las Vegas, Nevada 89109 (telephone 702-734-0410).

                          DESCRIPTION OF THE PLAN

General

     This Prospectus relates to 1,500,000 shares of the Common Stock, $.01-2/3 par value, of the Company, which are being offered pursuant to the Company s 1989 Stock Option Plan to certain directors, employees of, and consultants to, the Company and its subsidiaries. Any corporation of which the Company owns, directly or indirectly, stock with 50% or more of the total voting power of all classes of stock in such corporation is defined herein as a Subsidiary and, unless the context otherwise requires, references in this Prospectus to the Company include Circus Circus Enterprises, Inc. and its Subsidiaries.
The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ( ERISA ). All references in this Prospectus to numbers of shares and to market or exercise prices have been adjusted to reflect a two-for-one split of the Company s Common Stock effective at the close of business on July 12, 1991 and a three-for-two split of the Company s Common Stock effective at the close of business on July 9, 1993.

     The Plan was originally adopted by the Company s Board of Directors on April 20, 1989, and approved by its stockholders at the Annual Meeting of Stockholders held on June 15, 1989. The Plan became effective as of April 20, 1989 and shall remain in effect until April 20, 1999 unless previously terminated or reinstated, in whole or in part, at any time by the Board of Directors. A maximum of 1,500,000 shares of the Company s Common Stock may be purchased pursuant to options granted under the Plan, subject to adjustment in the event of any subsequent changes in the Common Stock resulting from stock dividends, stock splits and similar changes.

     The description of the Plan contained herein does not purport to be complete, and reference is made to the Plan itself and to the individual agreements signed by each participant for a full statement of the terms and provisions thereof.

     The principal office of the Company is located at 2880 Las
Vegas Boulevard South, Las Vegas, Nevada 89109, and its telephone number is (702) 734-0410.

Purpose

     The purpose of the Plan is to enable the Company and its Subsidiaries to attract and retain the services of key employees and persons with managerial, professional or supervisory responsibilities, including, but not limited to, members of the Board of Directors, officers of, and consultants to, the Company or its Subsidiaries responsible for the past and continued success of the Company, and to provide them with increased motivation and incentive to exert their best efforts on behalf of the Company by enlarging their personal stake in its success.

Eligibility

     The Plan allows for the grant of incentive stock options
( Incentive Stock Options ) which are options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the Code ), and non-qualified stock options ( Non-Qualified Stock Options ) which are options granted under the Plan but are not Incentive Stock Options. With the exception of individuals who are members of the Committee which administers the Plan (the Committee ), members of the Board of Directors who are also employees of the Company, officers and other key employees of the Company with managerial, professional or supervisory responsibilities, who, in the opinion of the Committee have the capacity to make a substantial contribution to the Company, are eligible to receive Incentive Stock Options under the Plan. With the exception of individuals who are members of the Committee, the Committee may grant Non-Qualified Stock Options under the Plan to members of the Board of Directors who are not employees of the Company, as well as to consultants to the Company and any individual to whom Incentive Stock Options may be granted pursuant to the Plan. (Incentive Stock Options and Non-Qualified Stock Options are hereinafter sometimes collectively referred to as Options ).

     Any employee owning more than 10% of the total combined voting power of all classes of stock of the Company (a 10% Stockholder ) is ineligible to receive an Incentive Stock Option by reason of the provisions of Section 422 of the Code, unless the purchase price of the shares of Common Stock which may be acquired upon the exercise of such Incentive Stock Option by such employee is at least 110% of the fair market value of the shares subject to the Option (at the time the Incentive Stock Option is granted) and the Incentive Stock Option is not exercisable more than five years from the date it is granted.

     A total of 1,500,000 shares of Common Stock have been reserved for issuance under the Plan. The Plan provides that if an Option or a portion thereof shall expire or is terminated, cancelled or surrendered for any reason without being exercised in full, the shares of Common Stock subject to such Option or portion thereof which were not purchased shall be available for future grants of Options under the Plan.

Special Provisions Applicable to Incentive Stock Options

     Incentive Stock Options may only be granted to individuals who are employees of the Company or a Subsidiary of the Company. To the extent that the aggregate fair market value of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under the Plan and any other plan of the Company or a Subsidiary exceeds $100,000, such stock options shall be treated as Non-Qualified Stock Options. Any Optionee who disposes of shares of Common Stock acquired upon the exercise of an Incentive Stock Option by sale or exchange either within two (2) years after the date of the grant of the Incentive Stock Option under which the shares were acquired or within one (1) year of the acquisition of such shares, shall be required to promptly notify the Corporate Secretary of the Company at the principal office of the Company of such disposition, the amount realized, the purchase price per share paid upon exercise and the date of disposition. Any Incentive Stock Option granted to an optionee who, at the time of the grant, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock either of the Company or any parent or Subsidiary of the Company, must (A) be exercisable at a price that is at least one hundred ten percent (110%) of the fair market value of the Common Stock at the time the option is granted and (B) not be exercisable more than five (5) years from the date it is granted.

Term and Amendment of the Plan

     Options may be granted under the Plan from time to time through April 19, 1999, and Options theretofore granted will remain exercisable for the term for which granted unless earlier terminated, cancelled or surrendered in accordance with the terms of the Plan. Under the Plan, with the exception of an Incentive Stock Option granted to a 10% Stockholder, an Option may not be exercised more than ten years from the date of grant. An Incentive Stock Option granted to a 10% Stockholder may not be exercised more than five years from the date of grant.

     The Board of Directors may, at any time, insofar as permitted by law, with respect to any shares covered by the Plan but at the time not subject to Options, suspend, terminate or reinstate the Plan or revise or amend it in any respect whatsoever except that, without approval of the Company s stockholders, no such revision or amendment shall be made which
(i) materially increases the maximum number of shares of Common Stock which may be acquired pursuant to Options granted under the Plan, except for specified adjustments in the event of certain changes in the Company s capitalization such as those described under Changes in Capitalization, below, (ii) extends the term of the Plan, (iii) increases the period during which an Option may be exercised beyond ten years from the date of grant, (iv) materially increases the benefits accruing to participants under the Plan, (v) materially modifies the requirements as to eligibility for participation in the Plan, or (vi) causes Options granted pursuant to the Plan to fail to meet the requirements of Rule 16b-3 under the Securities Exchange Act of 1934.

Changes in Capitalization

     In accordance with the terms of the Plan, each Option is subject to adjustment of the kind and number of shares to which the Option relates or adjustment of the purchase price per share of any unexercised portion thereof ( Adjustments ) in the event of any changes in the Common Stock resulting from stock dividends, stock splits and similar changes which occur subsequent to the grant of such Option. In the case of a reorganization, merger or consolidation, or sale of all or substantially all of the assets of the Company, the Committee may, in lieu of Adjustments, in its discretion accelerate the date after which an Option may or may not be exercised or the stated expiration date thereof.

Sources of Stock

     Common Stock issuable upon the exercise of Options granted pursuant to the Plan can be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock purchased or acquired by the Company for any purpose. However, it is the Company s present intention that all shares issued pursuant to the Plan will be authorized and issued shares of Common Stock held as treasury shares.

Purchase of Stock Pursuant to the Plan

     Options granted pursuant to the Plan are evidenced by a written option agreement (the Option Agreement ) dated as of the date of grant and executed by the Company and the optionee
( Optionee ). As to each Option granted, the terms of the Option, including its duration, time of exercise and exercise price, are stated in the Option Agreement or incorporated therein by reference to the Plan. Each Option granted pursuant to the Plan is subject to the following terms and conditions:

     Exercise Price: The price to be paid for shares of Common Stock upon the exercise of each Option is determined by the Committee in accordance with the terms and conditions of the Plan. The Option exercise price for the shares covered by Incentive and Non-Qualified Stock Options may not be less than 100% of the fair market value of the shares on the date of the granting of the Option; provided, however, that in the case of a 10% Stockholder, such price may not be less than 110% of the fair market value on such date. For this purpose, fair market value means the closing price of the Common Stock as reported on the New York Stock Exchange Composite Tape on the date an Option is granted.

     Period of Exercise: Options granted pursuant to the Plan are exercisable commencing and ending at such times as determined by the Committee. The exercise period may not exceed ten years from the date of grant (five years from the date of grant in the case of an Incentive Stock Option granted to a 10% Stockholder).

     Purchase of Shares: Subject to the limitations under Period of Exercise , above, Options granted pursuant to the Plan become exercisable at such times, or in installments at such times, as may be provided in the Option Agreement as determined by the Committee. An Optionee desiring to exercise an Option must give written notice of the number of shares to be purchased accompanied by payment of the full purchase price to the Secretary of the Company at 2880 Las Vegas Boulevard South, Las Vegas, Nevada 89109. If any Option is exercised only in part, then the portion of the Option which is not exercised is carried forward and is exercisable until the expiration of the Option. The Option price is payable upon the exercise of the Option (i) in cash or by check, bank draft, or money order payable in United States Dollars to the order of the Company, or (ii) at the discretion of the Committee, through the Optionee s delivery of shares of Common Stock having an aggregate fair market value on the date of payment equal to the aggregate purchase price of the shares of Common Stock as to which the Option is then being exercised, (iii) by the Company s withholding from the shares otherwise issuable upon such exercise shares of Common Stock having such fair market value, or (iv) at the discretion of the Committee, any combination of (i), (ii) and (iii).

Options Outstanding

     As of the close of business on May 30, 1997, there were Options outstanding under the Plan to purchase an aggregate of 426,600 shares of Common Stock held by 38 individuals, which were exercisable at prices ranging from $21.25 to $31.00 per share and which had expiration dates ranging from April 14, 2004 to July 29, 2006. As of the close of business on May 30, 1997, 1,030,150 shares of Common Stock had been purchased pursuant to the Plan and Options to purchase an additional 43,250 shares were available for issuance pursuant to the Plan.

Limitations

     Subject to the terms of the Plan, including the limitation described in the next sentence, the Committee may grant Options to eligible persons in such numbers and at such times during the term of the Plan as it shall determine. No Optionee may be granted Options to purchase in excess of 100,000 shares pursuant to the Plan in 1997 or in any subsequent calendar year. Until an Optionee has been issued a certificate or certificates for the shares of Common Stock as to which an Option is exercised, such Optionee will possess no rights as a stockholder with respect to such shares.

Non-Transferability

     No Option granted under the Plan is transferable by the Optionee in any manner, including but not limited to resale, other than by will or the laws of descent and distribution nor is any Option exercisable during the lifetime of an Optionee by any person other than the Optionee or his guardian or legal representative.

Tax Withholding

     Under the terms of the Plan, the Committee has the power to withhold, or require an Optionee to remit to the Company, an amount sufficient to satisfy any withholding or other tax due with respect to any shares issuable under the Plan, and the Committee may defer such issuance unless indemnified to its satisfaction. An Optionee may, to the extent the Committee consents (but only to such extent), make an irrevocable election to have shares of Common Stock otherwise issuable pursuant to an Option withheld, tender back to the Company shares of Common Stock received pursuant to an Option or deliver to the Company previously acquired shares of Common Stock having a fair market value sufficient to satisfy all or part of the Optionee s estimated tax obligations associated with the transaction. Such election must be made by an Optionee prior to the date on which the relevant tax obligation arises. The Committee may, in its sole discretion, disapprove of any election and/or limit, suspend or terminate the right of an Optionee to make such elections.

Termination of Options

     In the event that an Optionee (i) shall cease to be employed by the Company or a Subsidiary because of his discharge for dishonesty, or because he violated any material provision of any employment or other agreement between him and the Company or a Subsidiary, or (ii) shall voluntarily resign or terminate his employment with the Company or a Subsidiary under or followed by such circumstances as would constitute a breach of any material provisions of any employment or other agreement between him and the Company or a Subsidiary, or (iii) shall have committed an act of dishonesty not discovered by the Company or a Subsidiary prior to the cessation of his employment but which would have resulted in his discharge if discovered prior to such date, or (iv) shall either before or after cessation of his employment with the Company or a Subsidiary, without the written consent of his employer, use (except for the benefit of his employer) or disclose to any other person any confidential information relating to the continuation or proposed continuation of his employer s business or any trade secrets of the Company or a Subsidiary obtained as a result of or in connection with such employment, or (v) shall, either before or after the cessation of his employment with the Company or a Subsidiary, without the written consent of his employer, directly or indirectly, give advice to, or serve as an employee, director, officer or trustee of, or in any similar capacity with, or otherwise directly or indirectly participate in the management, operation, or control of, or have any direct or indirect financial interest in, any corporation, partnership, or other organization which directly or indirectly competes in any respect with the Company or its Subsidiaries, then forthwith from the happening of any such event, any Option then held by such Optionee shall terminate and become void to the extent that it then remains unexercised. In the event that an Optionee shall cease to be employed by the company or a Subsidiary for any reason other than his death or one or more of the reasons set forth in the immediately preceding sentence, subject to the condition that no Option shall be exercisable after the expiration of ten years from the date it is granted, or in the case of an Incentive Stock Option granted to a 10% Stockholder, five years from the date it is granted, such Optionee shall have the right to exercise the Option at any time within three months after such termination of employment to the extent his right to exercise such Option had accrued pursuant to the Plan at the date of such termination and had not previously been exercised. Such three-month limit shall be increased to one year for any Optionee who ceases to be employed by the Company or a Subsidiary because he is permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code). Whether authorized leave of absence or absence for military or governmental service shall constitute termination of employment, for purposes of the Plan, shall be determined by the Committee, which determination shall be final and conclusive.

     If an Optionee dies while in the employ of the Company or a Subsidiary or within a period of three months (one year in the case of disability) after the termination of his employment with the Company and all Subsidiaries and has not fully exercised any Option under the Plan, such Option may (subject to the condition that no Option can be exercised after the expiration of ten years from the date it is granted or, in the case of an Incentive Stock Option granted to a 10% Stockholder, five years from the date it is granted) be exercised, to the extent that the Optionee s right to exercise such Option has accrued pursuant to the Plan at the time of his death and has not previously been exercised or terminated, at any time within one year after the Optionee s death, by the personal representative of the Optionee or by any person or persons who have acquired the Option directly from the Optionee by bequest or inheritance.

Governing Law

     The Plan provides that its validity and construction, and the validity and construction of its rules and regulations and any agreements entered into thereunder, shall be governed by the laws of the State of Nevada.

                      FEDERAL INCOME TAX CONSEQUENCES

Incentive Stock Options

     Incentive Stock Options granted under the Plan are intended to qualify for the favorable Federal income tax treatment
currently accorded  Incentive Stock Options   as defined under
Section 422 of the Code. The Plan is not the type of employee benefit plan that is subject to being qualified under Section 401 of the Code.

     Under the Code, no Federal income tax is imposed at the time an Incentive Stock Option is granted or exercised, provided, generally, that such exercise occurs not later than three months after the termination of the Optionee s employment with the Company or a subsidiary. The Code also provides that, (i) in the case of an Optionee whose employment terminates as a result of disability (as contemplated by Section 22(e) (3) of the Code), the three-month period described in the preceding sentence is extended to one year; and (ii) the general requirement that the option be exercised within three months of the termination of the Optionee s employment is not applicable to Incentive Stock Options exercised after the death of an Optionee by his estate or a person who acquired the right to exercise such Incentive Stock Option by reason of the death of the Optionee.

     Under the Plan, Incentive Stock Options are generally exercisable only during the Optionee s employment by the Company or one of its subsidiaries. However, an Optionee who ceases to be employed by the Company or a subsidiary for any reason other than his death or one or more of the reasons set forth under the heading Description of the Plan-Termination of Options, may exercise an outstanding Incentive Stock Option held by him for a period of three months following such termination, unless such Option expires earlier by its terms. Although, as described above, the limitations imposed by the Code with respect to the period during which Incentive Stock Options must be exercised generally are not applicable to Incentive Stock Options exercised after the death of an Optionee by his estate or a person who acquired the right to exercise such Incentive Stock Options by reason of the death of the Optionee, the Plan limits to one year the maximum period during which an Incentive Stock Option may be exercised by an Optionee s estate or a person who acquires the right to exercise such Incentive Stock Option by reason of the death of the Optionee. See Description of the Plan - Termination of Options.

     To the extent that the aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the shares with respect to which Incentive Stock Options are exercisable for the first time by such Optionee during any calendar year under the Plan and under any other incentive stock option plans of the Company (and any parent or subsidiary corporation of the Company) exceeds $100,000, the options related to such excess are deemed to be Non-Qualified Stock Options (as hereinafter defined) for Federal income tax purposes.

     While ordinarily no income is required to be recognized at the time an Incentive Stock Option is exercised, it should be noted that for purposes of the alternative minimum tax imposed by
Section 55 of the Code, an Incentive Stock Option is treated, in effect, as a Non-Qualified Option (as hereinafter defined). Therefore, the excess of the fair market value of the shares of Common Stock subject to the Incentive Stock Option, determined at the time of exercise, over the exercise price constitutes ordinary income for purposes of the alternative minimum tax. Accordingly, the exercise of an Incentive Stock Option by an Optionee (depending on his other circumstances) may cause the Optionee to incur some alternative minimum tax. For purposes of the alternative minimum tax, the basis of stock acquired through the exercise of an Incentive Stock Option equals the fair market value taken into account in determining the amount of ordinary income recognized for alternative minimum tax purposes. A special rule applies in the case of a disqualifying disposition (as described below) of shares acquired by exercise of an Incentive Stock Option occurring in the same taxable year as the exercise which, in effect, results in the same tax treatment under the alternative minimum tax as applicable for ordinary tax purposes.

     Provided that the Incentive Stock Option was exercised timely (as described above), if the shares of Common Stock acquired upon exercise of an Incentive Stock Option are not disposed of (i) within two years after the date of the grant of the Incentive Stock Option or (ii) within one year after the exercise of the Incentive Stock Option, then any amount realized in excess of the Optionee s basis in the shares of Common Stock is taxed as long-term capital gain at the time of the sale or other disposition of the shares of Common Stock. The holding period requirement described in the preceding sentence is not applicable to Incentive Stock Options exercised after the death of an Optionee by his estate or a person who acquired the right to exercise such Incentive Stock Option by reason of the death of the Optionee. Any loss incurred under such circumstances is treated as a long-term capital loss. The Company is not entitled to a tax deduction with respect to the grant or exercise of an Incentive Stock Option or upon such disposition of the shares received upon its exercise.

     The Optionee s basis (for purposes of determining the amount of gain or loss upon a disposition that satisfies the holding period requirements) in shares of Common Stock acquired upon the exercise of an Incentive Stock Option is equal to the option price of the shares of Common Stock, in the event that the entire option price is paid in cash. The IRS has taken the position that an Optionee s basis and holding period in the shares of Common Stock acquired upon exercise of an Incentive Stock Option are determined in a case where the Optionee pays all or a portion of the option price by delivering to the Company shares of Common Stock already owned by him is to be determined as follows:

          (i) For that number of shares of Common Stock which is equal to the number of already-owned shares of Common Stock that are delivered to the Company in part or in full payment of the option price, the basis (and holding period) is the same as the basis and holding period of such already-owned shares; and

          (ii) For any shares of Common Stock received in excess of the number of already-owned shares of Common Stock that are delivered to the Company in part or in full payment of the Option price (the Additional Shares ), the basis is equal to the amount of cash, if any, paid in connection with the exercise of the Option; and the holding period for the Additional Shares commences on the date of exercise of the Incentive Stock Option.

     It should also be noted that the delivery of already-owned shares of Common Stock in part or full payment of the Option price will constitute a disqualifying disposition of such already-owned shares of Common Stock if (i) such already-owned shares of Common Stock were previously acquired by exercise of an Incentive Stock Option, and (ii) at the time of delivery of such already-owned shares, the Optionee has not satisfied the statutory two-year after grant, one-year after exercise holding period (described above) which must be met in order to receive the tax benefits of an Incentive Stock Option.

     In the event an Optionee sells or otherwise disposes of shares of Common Stock acquired upon exercise of an Incentive Stock Option before the expiration of two years after the grant of the Incentive Stock Option or before the expiration of one year after the exercise of the Incentive Stock Option (a disqualifying disposition ), then the lesser of (i) the excess of the fair market value of the shares of Common Stock at the time the Incentive Stock Option was exercised over the exercise price of the shares, or (ii) the amount realized upon such sale over the Optionee s basis in the shares of Common Stock, is treated as ordinary income at the time of the sale or other disposition of the shares of Common Stock. The adjusted cost basis of the shares in the Optionee s hands at the time of a disposition by him will consist of the price paid by the Optionee for the shares, increased by the amount (if any) included in the Optionee s gross income as ordinary income. Any gain on the sale or other disposition of the shares which is not treated as ordinary income (as described in the preceding sentence) is treated as long-term or short-term capital gain, depending on the holding period of the shares of Common Stock sold. Such excess is long-term gain only if the shares of Common Stock were held for more than one year.

     The Company, generally, is only entitled to a tax deduction equal to the amount of ordinary income, if any, recognized by the Optionee in cases in which the shares of Common Stock are sold prior to satisfying the two-year after grant, one-year after exercise holding period required to receive the tax benefits of an Incentive Stock Option.

Non-Qualified Stock Options

     Non-qualified stock options ( Non-Qualified Stock Options ) granted under the Plan are not intended to qualify for the favorable Federal income tax treatment accorded Incentive Stock Options under the Plan or certain other types of stock acquisition programs. Section 83 of the Code and the Regulations thereunder govern the taxation of the receipt and exercise of Non-Qualified Stock Options under the Plan. An Optionee should not recognize any income for Federal income tax purposes at the time of the grant of any Non-Qualified Stock Option under the Plan. However, when the Non-Qualified Stock Option is exercised, the excess of the fair market value of the shares of Common Stock acquired pursuant to such exercise, determined at the time of exercise, over the option price constitutes ordinary income to the Optionee. The Company would generally be entitled to a corresponding income tax deduction for the taxable year in which the Optionee is required to include such ordinary income. The Company will withhold Federal income, Social Security and Federal Unemployment taxes on the amount of ordinary income recognized by the Optionee upon such exercise of a Non-Qualified Stock Option.

     Optionees who are subject to the short-swing profits restrictions of Section 16(b) of the Securities Exchange Act of 1934, as amended, unless they elect within 30 days of exercising a Non-Qualified Stock Option to be taxed as of the time of such exercise (on the basis of the fair market value of the stock at the time of such exercise), are permitted to defer the calculation and imposition of the tax on the gain realized from the exercise until the earlier of (i) the expiration of the six month period under Section 16(b), or (ii) the first day on which the sale of such stock at a profit will not subject such Optionee to suit under Section 16(b).

Taxation of Capita1 Gains and Ordinary Income

     Under the terms of the Code, the maximum marginal rate of tax imposed on ordinary income for individuals is 39.6% and the maximum marginal rate of tax imposed on long-term capital gains is 28%. In addition to this difference in tax rates, the distinction between capital gains and losses and ordinary income is relevant for a number of reasons, including the fact that capital losses are only deductible against capital gains and a limited amount ($3,000) of ordinary income.

     The general Federal income tax principles discussed above are highly complex subject to changes which may be brought about by subsequent legislation or by regulations and administrative rulings which may be applied on a retroactive basis. Optionees may also be subject to state and local and/or foreign taxes with respect to option grants, option exercises and the subsequent holding and disposition of shares acquired and should refer to the applicable tax laws of the relevant jurisdictions. Each Optionee should consult his own tax advisor in connection with the tax consequences of the grant and exercise of an option and the subsequent holding and disposition of shares received upon exercise.

Deductibility of Executive Compensation Under Code Section 162(m)

     Section 162(m) of the Code sets limits on the deductibility of compensation in excess of $1,000,000 paid by publicly held companies to certain employees (the Million Dollar Cap ). The Internal Revenue Service (the IRS ) has also issued Treasury Regulations which provide rules for the application of the Million Dollar Cap deduction limitations. Compensation which is treated as qualified performance-based compensation under these rules is exempt from the limitations of the Million Dollar Cap. Income recognized as ordinary compensation income on the exercise of Non-Qualified Stock Options granted under the Plan should be treated as qualified performance-based compensation for these purposes provided the Plan meets certain requirements, and the option grant itself complies with specific rules applicable on a grant-by-grant basis. The Plan complies with IRS rules generally applicable to stock option plans under the performance-based compensation exception to the Million Dollar Cap. It is the Company s intention to administer the Plan in accordance with all applicable requirements of the Million Dollar Cap rules to qualify option grants for the performance-based compensation exemption, including administration of the Plan by a committee of two or more outside directors (as that term is used in the applicable Treasury Regulations) whenever, in the judgment of the Committee, to do so would be consistent with the objectives of the Plan.

                          RESTRICTIONS ON RESALE

     Certain officers and directors of the Company may be deemed to be affiliates of the Company for purposes of the Securities
Act of 1933.

     Shares acquired under the Plan by an affiliate of the Company may only be reoffered or resold pursuant to an effective registration statement under the Securities Act of 1933 or in accordance with Rule 144 thereunder. An affiliate may not reoffer or resell shares by means of this Prospectus.

     Under Section 16(b) of the Securities Exchange Act of 1934, as amended (the 1934 Act ), if a director or an officer (as defined in Rule 16a-1 under the 1934 Act) of the Company, or a person who beneficially owns, directly or indirectly, more than ten percent of the Common Stock of the Company, engages in purchases and sales of the Company s Common Stock which are not exempted from the liability provisions of Section 16(b) within a six-month period, any profit resulting from a matching of such transactions must be paid to the Company. For purposes of determining Section 16(b) liability, a non-exempted acquisition or disposition of an option or other right to acquire Common Stock constitutes a purchase or sale, as the case may be, of Common Stock.

     The provisions of Section 16(b) are generally known as the short-swing profit provisions. However, in certain cases specific rules exempt certain transactions from the short-swing profit provisions provided applicable conditions set forth in the rules are complied with. In this regard, grants of Options pursuant to the Plan are intended to be exempted from the liability provisions of Section 16(b), but the disposition of shares acquired upon the exercise of such an Option generally will not be exempted. Each director and officer of the Company and each person who beneficially owns, directly or indirectly, more than ten percent of the Common Stock of the Company, should, therefore, consider the limitations imposed by Section 16(b) prior to purchasing or selling any of the Company s Common Stock or engaging in any other transaction which would result in a change in his or her beneficial ownership of the Company s Common Stock.


                              ADMINISTRATION

     The Plan is administered by a Committee, which is appointed by the Company s Board of Directors and consists of at least two members of the Board of Directors. To the extent possible, and to the extent the Board of Directors deems it necessary or appropriate, each member of the Committee shall be a
 Non-Employee Director (as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934) and an Outside Director (as such term is defined in Treasury Regulations
Section 1.162-27 promulgated under the Code). The Board may fill all vacancies on the Committee or add members to the Committee. Members of the Committee may be removed by the Board at any time with or without cause. The Committee selects one of its members as Chairman, and holds meetings at such times and places as it may determine.

     The Committee may act only by majority of its members then in office; however, the Committee may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Options granted thereunder as it deems necessary or advisable. The Plan provides that the determinations and interpretations made by the Committee of any provisions of the Plan or of any Option are binding and conclusive on all interested parties. Requests for additional information concerning the Committee or the Plan may be made to the individual and in the same manner as requests described under
 Reports of the Company .

     The present Committee members, each of whom is a director of the Company, are Michael D. McKee, Chairman, and Arthur H.
Bilger. Additional information concerning the members of the Committee may be obtained from the Company in the manner described under Reports of the Company .

                          REPORTS OF THE COMPANY

     The Company s Quarterly and Annual Reports to Stockholders, proxy soliciting material and other communications distributed to the Company s stockholders generally will be provided to all holders of Options granted pursuant to the Plan whether or not such holders are stockholders of the Company. If a holder of an Option does not for some reason receive a copy of any of such reports, material or other communications, he may obtain copies of the same which the Company will provide promptly without charge upon written or oral request. Such request should be directed to Yvette E. Landau, Secretary, Circus Circus Enterprises, Inc., 2880 Las Vegas Boulevard South, Las Vegas, Nevada 89109 (702-734-0410).

     Optionees will be provided from time to time such reports, if any, concerning their Options as the Committee deems appropriate. While the Committee does not have any present intention of issuing such reports on a regular basis, any Optionee may obtain information concerning his or her Options by contacting Yvette E. Landau at the address or telephone number indicated in the preceding paragraph.

                         INCORPORATION OF CERTAIN
                          DOCUMENTS BY REFERENCE

     The Company hereby incorporates by reference, the following documents, each of which shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing thereof with the Securities and Exchange Commission:

     (a) The Company s Annual Report on Form 10-K for the fiscal year ended January 31, 1997, filed pursuant to Section
          13 (a) of the Securities Exchange Act of 1934 (the
           Exchange Act );

     (b) The Company s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1997, filed pursuant to
          Section 13(a) of the Exchange Act;

     (c) The description of the Company s Common Stock contained in the Company s Registration Statement on Form 8-A declared effective by the Securities and Exchange Commission on October 25, 1983, and any amendments or reports filed for the purpose of updating such description;

     (d)  The description of the Company s Common Stock Purchase
          Rights contained in the Company s Registration
          Statement on Form 8-A declared effective by the Securities and Exchange Commission on August 12, 1994, and any amendments or reports filed for the purpose of updating such description; and

     (e) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold.

     Copies of the documents incorporated by reference herein, except for the exhibits to such documents (unless such exhibits are specifically incorporated by reference into the documents which this Prospectus incorporates), are available to any person receiving a copy of this Prospectus upon written or oral request. Such request should be directed to Yvette E. Landau, Secretary, Circus Circus Enterprises, Inc., 2880 Las Vegas Boulevard South, Las Vegas, Nevada 89109 (702-734-0410). See Additional Information.

                                  EXPERTS

     The consolidated financial statements and schedules included or incorporated by reference in the Company s Annual Report on Form 10-K for the year ended January 31, 1997, incorporated by reference in this Prospectus and elsewhere in the Registration Statement, to the extent and for the periods indicated in their report, have been audited by Arthur Andersen LLP, independent public accountants, and are incorporated herein by reference in reliance upon the authority of such firm as experts in giving said report.

                             TABLE OF CONTENTS

                                                          Page

ADDITIONAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . .2

DESCRIPTION OF THE PLAN. . . . . . . . . . . . . . . . . . . . . . . . . .3
     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
     Purpose . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
     Eligibility . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     Special Provisions Applicable to Incentive Stock Options. . . . . . .5
     Term and Amendment of the Plan. . . . . . . . . . . . . . . . . . . .5
     Changes in Capitalization . . . . . . . . . . . . . . . . . . . . . .6
     Sources of Stock. . . . . . . . . . . . . . . . . . . . . . . . . . .6
     Purchase of Stock Pursuant to the Plan. . . . . . . . . . . . . . . .6
     Options Outstanding . . . . . . . . . . . . . . . . . . . . . . . . .7
     Limitations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     Non-Transferability . . . . . . . . . . . . . . . . . . . . . . . . .8
     Tax Withholding . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     Termination of Options. . . . . . . . . . . . . . . . . . . . . . . .8
     Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

FEDERAL INCOME TAX CONSEQUENCES            . . . . . . . . . . . . . . . 10
     Incentive Stock Options . . . . . . . . . . . . . . . . .           10
     Non-Qualified Stock Options . . . . . . . . . . . . . . . . . . . . 13
     Taxation of Capital Gains and Ordinary Income . . . . . . . . . . . 14
     Deductibility of Executive Compensation Under Code
     Section 162(m). . . . . . . . . . . . . . . . . . . . . . . . . . . 14


RESTRICTIONS ON RESALE . . . . . . . . . . . . . . . . . . . . . . . . . 15

ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

REPORTS OF THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . 16

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE. . . . . . . . . . . . . 17

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18


                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

     Reference is made to the information appearing under the heading Incorporation of Certain Documents by Reference in the Prospectus constituting a part of this Registration Statement, which information is incorporated herein by this reference.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     Not applicable.

Item 6.   Indemnification of Directors and Officers.

     Section 78.751 of the Nevada Revised Statutes (the Nevada Law ) permits a corporation to indemnify any of its directors, officers, employees and agents against costs and expenses arising from claims, suits and proceedings if such persons acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Notwithstanding the foregoing, in an action by or in the right of the corporation, no indemnification may be made in respect of any claim, issue or matter, as to which such person is adjudged to be liable to the corporation unless a court of competent jurisdiction determines that in view of all the circumstances of the case, indemnification would be appropriate. The indemnification provisions of the Nevada Law expressly do not exclude any other rights a person may have to indemnification under any bylaw, among other things.

     In accordance with Nevada Revised Statutes 78.037, Article XI of the Company s Restated Articles of Incorporation provides that no director or officer of the Company shall be personally liable to the Company or its stockholders for damages for breach of fiduciary duty as a director or officer, except for (a) acts or omissions which include intentional misconduct, fraud or a knowing violation of law, or (b) the payment of dividends in violation of Nevada Revised Statutes 78.300.

     Article X, Section 10.2 of the Company s Restated Bylaws provides for mandatory indemnification of directors and officers to the fullest extent now or hereafter permitted by law.

     The Company maintains a liability insurance policy under which officers and directors are generally indemnified against losses and liability (including costs, expenses, settlements, and judgments) incurred by them in such capacities, individually or otherwise, other than specified excluded losses. The insurance policy will pay on behalf of the Company all covered losses for which the Company grants indemnification of each officer or director as permitted by law which the officer or director becomes legally obligated to pay on account of an indemnifiable claim. The policy would generally cover, in addition to other liabilities, liabilities arising under the federal securities laws; however, the subject of loss may not include any claim or claims under federal or state law arising out of or relating to
(i) the filing of a registration statement with the Securities and Exchange Commission or the offer or sale by means of a prospectus of any security with respect to which a registration statement has been filed, including, but not limited to, any claim asserting that such registration statement or prospectus contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any underwriting agreement for the offer or sale of any security, or
(iii) any accounting of profits from the purchase or sale of securities of the Company under Section 16(b) of the Securities Exchange Act of 1934 or a similar state law.

Item 7.   Exemption from Registration Claimed.

          Not Applicable.

Item 8.   Exhibits.

10        1989 Stock Option Plan, as amended.

23        Consent of Arthur Andersen LLP


Item 9.   Undertakinqs.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section l0(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant s annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnifi-cation by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of June, 1997.

                         CIRCUS CIRCUS ENTERPRISES, INC.


                         By: CLYDE T. TURNER
                             CLYDE T. TURNER, Chairman of the
                             Board and Chief Executive Officer

                             POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Clyde T. Turner and Glenn Schaeffer, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed by the following persons in the capacities and on the dates indicated.

   Signature                Title                    Date

Clyde T. Turner          Chairman of the Board    June 24, 1997
Clyde T. Turner          and Chief Executive
                         Officer (Principal
                         Executive Officer)

Michael S. Ensign        Vice Chairman of the     June 24, 1997
Michael S. Ensign        Board and Chief
                         Operating Officer

Signature                Title                    Date

William A. Richardson    Executive Vice           June 24, 1997
William A. Richardson    President and Director

Glenn Schaeffer          President, Chief         June 24, 1997
Glenn Schaeffer          Financial Officer,
                         Treasurer and Director
                         (Principal Financial
                         Officer)

Les Martin               Vice President and       June 24, 1997
Les Martin               Chief Accounting
                         Officer(Principal
                         Accounting Officer)

Richard P. Banis         Director                 June 24, 1997
Richard P. Banis


                         Director                 June   , 1997
Arthur H. Bilger


Richard A. Etter         Director                 June 24, 1997
Richard A. Etter


Michael D. McKee         Director                 June 24, 1997
Michael D. McKee


                                                    Exhibit 10

                      CIRCUS CIRCUS ENTERPRISES, INC.

                          1989 STOCK OPTION PLAN

                  (As Amended and Restated June 24, 1997)


1.   PURPOSES OF THE PLAN

          The purposes of this 1989 Stock Option Plan (the Plan ) are to enable Circus Circus Enterprises, Inc. (the Company ) and its Subsidiaries to attract and retain the services of key employees and persons with managerial, professional or supervisory responsibilities, including, but not limited to, members of the Board of Directors, officers of, and consultants to, the Company, responsible for the past and continued success of the Company, and to provide them with increased motivation and incentive to exert their best efforts on behalf of the Company by enlarging their personal stake in its success.

2.   GENERAL PROVISIONS

     2.1  Definitions

          As used in the Plan:

          (a) Board of Directors means the Board of Directors of the Company.

          (b) Code means the Internal Revenue Code of 1986, including any and all amendments thereto.

          (c) "Committee means the committee appointed by the Board of Directors from time to time to administer the Plan pursuant to Section 2.2 hereof.

          (d)   Common Stock  means the Common Stock, par value
               $.01-2/3 per share, of the Company.

          (e) Fair Market Value means, with respect to the date a given Stock Option is granted or exercised, the closing price on the applicable date (or if there is no closing price, then the closing bid price) of the Common Stock as reported on the New York Stock Exchange Composite Tape, or if not reported thereon, then such price as reported in the trading reports of the principal securities exchange on which the Common Stock is listed, or if such stock is not listed on a securities exchange in the United States, the mean between the dealer closing bid and ask prices on the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotations Systems (NASDAQ), or NASDAQ s successor, or if not reported on NASDAQ, on the basis of such other method as the Committee shall, in good faith, determine to be reasonable.

          (f) Incentive Stock Option means an option granted under the Plan, which is intended to qualify as an incentive stock option under Section 422A of the Code.

          (g) Non-Qualified Stock Option means an option granted under the Plan which is not an Incentive Stock
               Option.

          (h) Participant means a person to whom a Stock Option has been granted under the Plan.

          (i)   Stock Option  means an Incentive Stock Option or
               Non-Qualified Option granted under the Plan.

          (j) Rule 16b-3 means such rule adopted under the Securities Exchange Act of 1934, as amended, or any successor rule.

          (k) Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the option, each of the corporations other than the last corporation in the unbroken chain owns 50% or more of the total voting power of all classes of stock in one of the other corporations in such chain.

     2.2  Administration of the Plan

          (a) The Plan shall be administered by the Committee which shall at all times consist of two (2) or more persons, each of whom shall be a member of the Board of Directors. To the extent possible, and to the extent the Board of Directors deems it necessary or appropriate, each member of the Committee shall be a
                Non-Employee Director  (as such term is defined in
               Rule 16b-3) and an  Outside Director  (as such term
               is defined in Treasury Regulations Section 1.162-27 promulgated under the Code). The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine.

          (b) The Committee shall have the full power, subject to and within the limits of the Plan, to: (i) interpret and administer the Plan, and Stock Options granted under it; (ii) make and interpret rules and regulations for the administration of the Plan and to make changes in and revoke such rules and regulations (and, in the exercise of this power, shall generally determine all questions of policy and expediency that may arise and may correct any defect, omission, or inconsistency in the Plan or any agreement evidencing the grant of any Stock Option in a manner and to the extent it shall deem necessary to make the Plan fully effective); (iii) determine those persons to whom Stock Options shall be granted and the number of Stock Options to be granted to any person; (iv) determine the terms of Stock Options granted under the Plan, consistent with the provisions of the Plan; and (v) generally, exercise such powers and perform such acts in connection with the Plan as are deemed necessary or expedient to promote the best interests of the Company. The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Option shall be final and conclusive.

          (c) The Committee may act only by a majority of its members then in office; however, the Committee may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee.

          (d) No member of the Committee shall be liable for any action taken or omitted to be taken or for any determination made by him or her in good faith relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any act or omission in connection with the administration or interpretation of the Plan, unless arising out of such person s own fraud or bad faith.

     2.3  Effective Date

          The Plan shall become effective upon its adoption by the Board of Directors, and Stock Options may be issued upon such adoption and from time to time thereafter, subject, however, to approval of the Plan by the affirmative vote of the holders of a majority of the shares of the Common Stock present in person or by proxy and entitled to vote at an annual meeting of the shareholders of the Company or at a special meeting of shareholders of the Company expressly called for such purpose, or any adjournments thereof, within 12 months after the adoption of the Plan by the Board of Directors. If the Plan is not approved at such annual or special meeting or at any adjournments thereof, this Plan and all Stock Options previously granted there-under become null and void.

     2.4  Duration

          If approved by the shareholders of the Company, as provided in Section 2.3, unless sooner terminated by the Board of Directors, the Plan shall remain in effect for a period of ten (10) years following its adoption by the Board of Directors.

     2.5  Shares Subject to the Plan

          The maximum number of shares of Common Stock which may be subject to Stock Options granted under the Plan shall be 1,500,000. The Stock Options shall be subject to adjustment in accordance with Section 4.1, and shares to be issued upon exercise of the Stock Options may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock purchased or acquired by the Company for any purpose. If a Stock Option or portion thereof shall expire or is terminated, canceled or surrendered for any reason without being exercised in full, the unpurchased shares of Common Stock which were subject to such Stock Option or portion thereof shall be available for future grants of Stock Options under the Plan. Notwithstanding any provision to the contrary, the number of shares of Common Stock for which Stock Options may be granted to any person pursuant to the Plan during 1997 or during any subsequent calendar year shall not exceed 100,000, provided, however, that such number shall be subject to appropriate adjustment in accordance with Section 4.1.

     2.6  Amendments

          The Plan may be suspended, terminated or reinstated, in whole or in part, at any time by the Board of Directors. The Board of Directors may from time to time make such amendments to the Plan as it may deem advisable, including, with respect to Incentive Stock Options, amendments deemed necessary or desirable to comply with
          Section 422A of the Code and any regulations issued thereunder; provided, however, that, without the approval of the Company s shareholders, no amendment shall be made which:

          (a) materially increases the maximum number of shares of Common Stock which may be subject to Stock Options granted under the Plan (other than as provided in Section 4.1); or

          (b) materially increases the benefits accruing to Participants under the Plan; or

          (c)  extends the term of the Plan; or

          (d) increases the period during which a Stock Option may be exercised beyond ten years from the date of grant; or

          (e) materially modifies the requirements as to eligibility for participation in the Plan; or

          (f) will cause options issued under the Plan to fail to meet the requirements of Rule 16b-3.

     Except as otherwise provided herein, termination or amendment of the Plan shall not, without the consent of the Participant, affect such Participant s rights under any Stock Option previously granted to such Participant.

     2.7  Participants and Grants

          Stock Options may be granted by the Committee to those persons who the Committee determines have the capacity to make a substantial contribution to the success of the Company; provided, however, that, Stock Options may not be granted to members of the Committee. The Committee may grant to Participants Stock Options to purchase such number of shares of Common Stock (subject to the limitations of Section 2.5) as the Committee may, in its sole discretion, determine. In granting Stock Options under the Plan, the Committee, on an individual basis, may vary the number of Incentive Stock Options or Non-Qualified Stock Options as between Participants and may grant Incentive Stock Options and/or Non-Qualified Options to a Participant in such amounts as the Committee may determine in its sole discretion.

3.   STOCK OPTIONS

     3.1  General
          All Stock Options granted under the Plan shall be evidenced by written agreements executed by the Company and the Participant to whom granted which agreement shall state the number of shares of Common Stock which may be purchased upon the exercise thereof and shall contain such investment representations and other terms and conditions as the Committee may from time to time determine, or, in the case of Incentive Stock Options, as may be required by Section 422A of the Code, or any other applicable law.

     3.2  Price

          Subject to the provisions of Section 3.6(d) and Section 4.1, the purchase price per share of Common Stock subject to a Stock Option shall, in no case, be less than one-hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date the Stock Option is granted.

     3.3  Period

          The duration or term of each Stock Option granted the Plan shall be for such period as the Committee shall determine but in no event more than ten (10) years from the date of grant thereof.

     3.4  Exercise

          Subject to Section 4.4, Stock Options may be exercisable immediately upon granting of the Stock Option or at such other time or times as the Committee shall specify when granting the Stock Option. Once exercisable, a Stock Option shall be exercisable, in whole or in part, by delivery of a written notice of exercise to the Secretary of the Company at the principal office of the Company specifying the number of shares of Common Stock as to which the Stock Option is then being exercised together with payment of the full purchase price for the shares being purchased upon such exercise. Until the shares of Common Stock as to which a Stock Option is exercised are issued, the Participant shall have none of the rights of a shareholder of the Company with respect to such shares.

     3.5  Payment

          The purchase price for shares of Common Stock as to which a Stock Option has been exercised and any amount required to be withheld, as contemplated by Section 4.3, may be paid:

          (a) In United States dollars in cash, or by check, bank draft or money order payable in United States dollars to the order of the Company; or

          (b) In the discretion of the Committee, by the delivery by the Participant to the Company of shares of Common Stock having an aggregate Fair Market Value on the date of payment equal to the aggregate of the purchase price of Common Stock as to which the Stock Option is then being exercised or by the withholding of shares of Common Stock having such Fair Market Value upon the exercise of such Stock Option; or

          (c) In the discretion of the Committee, by a combination of both (a) and (b) above.

     The Committee may, in its discretion, impose limitations, conditions and prohibitions on the use by a Participant of shares of Common Stock to pay the purchase price payable by such Participant upon the exercise of a Stock Option.

     3.6  Special Rules for Incentive Stock Options

          Notwithstanding any other provision of the Plan, the following provisions shall apply to Incentive Stock
          Options granted under the Plan:

          (a) Incentive Stock Options shall only be granted to Participants who are employees of the Company or its Subsidiaries.

          (b) To the extent that the aggregate Fair Market Value of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under this Plan and any other Plan of the Company or a Subsidiary exceeds $100,000, such Stock Options shall be treated as Non-Qualified Stock Options.

          (c) Any Participant who disposes of shares of Common Stock acquired upon the exercise of an Incentive Stock Option by sale or exchange either within two
               (2) years after the date of the grant of the Incentive Stock Option under which the shares were acquired or within one (1) year of the acquisition of such shares, shall promptly notify the Secretary of the Company at the principal office of the Company of such disposition, the amount realized, the purchase price per share paid upon exercise and the date of disposition.

          (d) No Incentive Stock Option shall be granted to a Participant who, at the time of the grant, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock either of the Company or any parent or Sub-sidiary of the Company, unless the purchase price of the shares of Common Stock purchasable upon exercise of such Incentive Stock Option is at least one-hundred ten percent (110%) of the Fair Market Value (at the time the Incentive Stock Option is granted) of the Common Stock and the Incentive Stock Option is not exercisable more than five (5) years from the date it is granted.

     3.7  Termination of Employment

          (a) In the event that a Participant (i) shall cease to be employed by the Company or a Subsidiary because of his discharge for dishonesty, or because he violated any material provision of any employment or other agreement between him and the Company or a Subsidiary, or (ii) shall voluntarily resign or terminate his employment with the Company or a Subsidiary under or followed by such circumstances as would constitute a breach of any material provision of any employment or other agreement between him and the Company or a Subsidiary, or
               (iii) shall have committed an act of dishonesty not discovered by the Company or a Subsidiary prior to the cessation of his employment with the Company or a Subsidiary, but which would have resulted in his discharge if discovered prior to such date, or (iv) shall, either before or after cessation of his employment with the Company or a Subsidiary, without the written consent of his employer, use (except for the benefit of his employer) or disclose to any other person any confidential information relating to the continuation or proposed continuation of his employer s business or any trade secrets of the Company or a Subsidiary obtained as a result of or in connection with such employment, or (v) shall, either before or after the cessation of his employment with the Company or a Subsidiary, without the written consent of his employer, directly or indirectly, give advice to, or serve as an employee, director, officer, or trustee of, or in any similar capacity with, or otherwise directly or indirectly participate in the management, operation, or control of, or have any direct or indirect financial interest in, any corporation, partnership, or other organization which directly or indirectly competes in any respect with the Company or its Subsidiaries, then forthwith from the happening of any such event, any Stock Option then held by such Participant shall terminate and become void to the extent that it then remains unexercised. In the event that a Participant shall cease to be employed by the Company or a Subsidiary for any reason other than his death or one or more of the reasons set forth in the immediately preceding sentence, subject to the condition that no Stock Option shall be exercisable after the expiration of ten (10) years from the date it is granted, or, in the case of a 10% Stockholder, five (5) years from the date it is granted, such Participant shall have the right to exercise the Stock Option at any time within three (3) months after such termination of employment to the extent his right to exercise such Stock Option had accrued pursuant to this Plan at the date of such termination and had not previously been exercised; such three-month limit shall be increased to one year for any Participant who ceases to be employed by the Company or a Subsidiary because he is permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code). Whether authorized leave of absence or absence for military or governmental service shall constitute termination of employment, for purposes of the Plan, shall be determined by the Committee, which determination shall be final and conclusive.

          (b) If a Participant shall die while in the employ of the Company or a Subsidiary or within a period of three months (one year in the case of disability) after the termination of his employment with the Company and all Subsidiaries and shall not have fully exercised any Stock Option, the Stock Option may be exercised subject to the condition that no Stock Option shall be exercisable after the expiration of ten (10) years from the date it is granted, or, in the case of a 10% Stockholder, five
               (5) years from the date it is granted, to the extent that the Participant s right to exercise such Stock Option had accrued pursuant to this Plan at the time of his death and had not previously been exercised, at any time within one year after the Participant s death, by the personal representative of the Participant or by any person or persons who shall have acquired the Stock Option directly from the Participant by bequest or inheritance.

4.   MISCELLANEOUS PROVISIONS

     4.1  Adjustments Upon Changes in Capitalization

          In the event of changes to the outstanding shares of Common Stock of the Company through reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend, stock consolidation or otherwise, or in the event of a sale of all or substantially all of the assets of the Company, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which Stock Options may be granted. A corresponding adjustment changing the number or kind of shares and/or the purchase price per share of unexercised Stock Options or portions thereof which shall have been granted prior to any such change, shall likewise be made. Notwithstanding the foregoing, in the case of a reorganization, merger or consolidation, or sale of all or substantially all of the assets of the Company, in lieu of adjustments as aforesaid, the Committee may in its discretion accelerate the date after which a Stock Option may or may not be exercised or the stated expiration date thereof. Adjustments or changes under this Section shall be made by the Committee, whose determination as to what adjustments or changes shall be made, and the extent thereof, shall be final, binding and conclusive.

     4.2  Non-Transferability

          No Stock Option shall be transferable except by will or the laws of descent and distribution, nor shall any Stock Option be exercisable during the Participant s lifetime by any person other than the Participant or his guardian or legal representative.

     4.3  Withholding

          The Company s obligation under this Plan shall be subject to applicable federal, state and local tax withholding requirements. Federal, state and local withholding tax due at the time of a grant or upon the exercise of any Stock Option may, in the discretion of the Committee, be paid in shares of Common Stock already owned by the Participant or through the withholding of shares otherwise issuable to such Participant, upon such terms and conditions as the Committee shall determine. If the Participant shall fail to pay, or make arrangements satisfactory to the Committee for the payment, to the Company of all such federal, state and local taxes required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Participant an amount equal to any federal, state or local taxes of any kind required to be withheld by the Company.

     4.4  Compliance with Law and Approval of Regulatory Bodies

          No Stock Option shall be exercisable and no shares will be delivered under the Plan except in compliance with all applicable Federal and state laws and regulations including, without limitation, compliance with all Federal and state securities laws and withholding tax requirements and with the rules of all domestic stock exchanges on which the Company s shares may be listed. Any share certificate issued to evidence shares for which a Stock Option is exercised may bear legends and statements the Committee shall deem advisable to assure compliance with Federal and state laws and regulations. No Stock Option shall be exercisable and no shares will be delivered under the Plan, until the Company has obtained consent or approval from regulatory bodies, Federal or state, having jurisdiction over such matters as the Committee may deem advisable. In the case of the exercise of a Stock Option by a person or estate acquiring the right to exercise the Stock Option as a result of the death of the Participant, the Committee may require reasonable evidence as to the ownership of the Stock Option and may require consents and releases of taxing authorities that it may deem advisable.

     4.5  No Right to Employment

          Neither the adoption of the Plan nor its operation, nor any document describing or referring to the Plan, or any part thereof, nor the granting of any Stock Options hereunder, shall confer upon any Participant under the Plan any right to continue in the employ of the Company or any Subsidiary, or shall in any way affect the right and power of the Company or any Subsidiary to terminate the employment of any Participant under the Plan at any time with or without assigning a reason therefor, to the same extent as might have been done if the Plan had not been adopted.

     4.6  Exclusion from Pension Computations

          By acceptance of a grant of a Stock Option under the Plan, the recipient shall be deemed to agree that any income realized upon the receipt or exercise thereof or upon the disposition of the shares received upon exercise will not be taken into account as  base remuneration ,
           wages ,  salary  or  compensation  in determining the
          amount of any contribution to or payment or any other
          benefit under any pension, retirement, incentive, profit-sharing or deferred compensation plan of the Company or any Subsidiary.

     4.7  Abandonment of Options

          A Participant may at any time abandon a Stock Option prior to its expiration date. The abandonment shall be evidenced in writing, in such form as the Committee may from time to time prescribe. A Participant shall have no further rights with respect to any Stock Options so abandoned.

     4.8  Interpretation of the Plan

          Headings are given to the sections of the Plan solely as a convenience to facilitate reference, such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of the Plan or any provisions thereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural and vice versa.

     4.9  Use of Proceeds

          Funds received by the Company upon the exercise of Stock Options granted under the Plan shall be used for the general corporate purposes of the Company.

     4.10 Construction of Plan

          The place of administration of the Plan shall be in the State of Nevada, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Nevada.

                                                       Exhibit 23

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated February 26, 1997 included or incorporated by reference in Circus Circus Enterprises, Inc. s Annual Report on Form 10-K for the year ended January 31, 1997 and to all references to our Firm included in this Registration Statement.



                                             ARTHUR ANDERSEN LLP





Las Vegas, Nevada
June 24, 1997